Exhibit 4.1

SUBSCRIPTION AGREEMENT

Perk International, Inc.

Perk International, Inc., a Nevada corporation (hereinafter the "Company") and the undersigned (hereinafter the “Subscriber”) agree as follows:

WHEREAS:

A.   The Company desires to issue a maximum of 30,000,000 units at a price of $0.001 per unit where each unit consists of one share of common stock and a warrant to purchase one share of common stock at an exercise price of $0.25 per share (hereinafter the "Units"); and

B.    Subscriber desires to acquire the number of Units set forth on the signature page hereof.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set-forth, the parties hereto do hereby agree as follows:

SUBSCRIPTION FOR UNITS

1.1         Subject to the terms and conditions hereinafter set-forth, the Subscriber hereby subscribes for and agrees to purchase from the Company such number of Units as is set-forth upon the signature page hereof at a price equal to $0.001 per Unit, and the Company agrees to sell such Units to Subscriber for said purchase price.  Upon execution, this subscription shall be irrevocable by Subscriber.

1.2         The purchase price for the Units subscribed to hereunder is payable by the Subscriber contemporaneously with the execution and delivery of this Subscription Agreement to Perk International, Inc.,  2470 East 16th Street, Brooklyn, NY 11235 or such other place as the Company shall designate in writing.  Payment can be made either by submitting a personal check, cashier’s check or money order or by such other consideration that the board deems advisable in its discretion (e.g., promissory note), for the full purchase price of $0.001 per Unit with the executed Subscription Agreement.  Payments shall be made payable to “Perk International, Inc.”

REPRESENTATIONS AND WARRANTIES BY SUBSCRIBER

2.1         Subscriber hereby severally represents and warrants to the Company the following:

(A)	Subscriber recognizes that the purchase of Units subscribed to herein involves a high degree of risk in that the Company has only recently been incorporated and may require substantial funds;

(B)	an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Units;

(C)
Subscriber has such knowledge and experience in finance, securities, investments, including investment in non-listed and non registered securities, and other business matters so as to be able to protect its interests in connection with this transaction;

(D)	Subscriber acknowledges that no market for the Units presently exists and none may develop in the future and accordingly Subscriber may not be able to liquidate its investment;

(E)
Subscriber hereby acknowledges receipt of a copy of the Prospectus relating to this offering and the Units which is on file with the United States Securities and Exchange Commission ("SEC") and represents and warrants that, in making his investment in the Units, he is not relying upon any representations by the Company or its representatives other than those contained in the Prospectus.

(F)	Subscriber is acquiring the Units as a principal for Subscriber’s own account and not with a view to sale or other distribution of the Units.

REPRESENTATIONS BY THE COMPANY

3.1         The Company represents and warrants to the Subscriber that:

(A)
The Company is a corporation duly organized, existing and in good standing under the laws of the State of Nevada and has the corporate power to conduct the business which it conducts and proposes to conduct.

(B)	Upon issue, the Units will be duly and validly issued, fully paid and non-assessable securities in the capital of the Company.

TERMS OF SUBSCRIPTION

4.1           Pending acceptance of this subscription by the Company, all funds paid hereunder shall be deposited by the Company and immediately available to the Company for its general corporate purposes.

4.2           Subscriber hereby authorizes and directs the Company to deliver the securities to be issued to such Subscriber pursuant to this Subscription Agreement to Subscriber’s address indicated herein.

4.3           Notwithstanding the place where this Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Nevada.

4.4           The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Subscription Agreement.

IN WITNESS WHEREOF, this Subscription Agreement is executed as of the ___ day of ___________, _________.

Number of Units Subscribed For:
Signature of Subscriber:
Name of Subscriber:
Address of Subscriber:
Subscriber’s SS#:

ACCEPTED BY: Perk International, Inc.

Signature of Authorized Signatory:

Name of Authorized Signatory:

Date of Acceptance:

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